As filed with the Securities and Exchange Commission on June 26, 2023

Registration No. 333-266926

Registration No. 333-251161

Registration No. 333-200453

Registration No. 333-200452

Registration No. 333-192749

Registration No. 333-192748

Registration No. 333-182330

Registration No. 333-183037

Registration No. 333-177506

Registration No. 333-152171

Registration No. 333-149982

Registration No. 333-149981

Registration No. 333-149980

Registration No. 333-143452

Registration No. 333-138170

Registration No. 333-134126

Registration No. 333-130004

Registration No. 333-112681

Registration No. 333-36038

Registration No. 333-39385

Registration No. 333-38431

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-266926

FORM S-3 REGISTRATION STATEMENT NO. 333-251161

FORM S-3 REGISTRATION STATEMENT NO. 333-200453

FORM S-3 REGISTRATION STATEMENT NO. 333-200452

FORM S-3 REGISTRATION STATEMENT NO. 333-192749

FORM S-3 REGISTRATION STATEMENT NO. 333-192748

FORM S-3 REGISTRATION STATEMENT NO. 333-182330

FORM S-3 REGISTRATION STATEMENT NO. 333-183037

FORM S-3 REGISTRATION STATEMENT NO. 333-177506

FORM S-3 REGISTRATION STATEMENT NO. 333-152171

FORM S-3 REGISTRATION STATEMENT NO. 333-149982

FORM S-3 REGISTRATION STATEMENT NO. 333-149981

FORM S-3 REGISTRATION STATEMENT NO. 333-149980

FORM S-3 REGISTRATION STATEMENT NO. 333-143452

FORM S-3 REGISTRATION STATEMENT NO. 333-138170

FORM S-3 REGISTRATION STATEMENT NO. 333-134126

FORM S-3 REGISTRATION STATEMENT NO. 333-130004

FORM S-3 REGISTRATION STATEMENT NO. 333-112681

FORM S-3 REGISTRATION STATEMENT NO. 333-38431

FORM S-3 REGISTRATION STATEMENT NO. 333-36038

FORM S-3 REGISTRATION STATEMENT NO. 333-39385

UNDER

THE SECURITIES ACT OF 1933

CTI BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Delaware	91-1533912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3101 Western Avenue, Suite 800

Seattle, Washington 98121

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Adam R. Craig

President, Chief Executive Officer and Interim Chief Medical Office

3101 Western Avenue, Suite 800

Seattle, Washington 98121

(206) 282-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Graham Robinson Skadden, Arps, Slate, Meagher & Flom LLP 500 Boylston Street, 23rd Floor Boston, Massachusetts 02116 (617) 573-4800	Katherine D. Ashley Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, D.C. 20005 (202) 371-7000	Ryan A. Murr Branden C. Berns Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, CA 94105 (415) 393-8200

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 (the “Registration Statements”) filed with the Securities and Exchange Commission (the “Commission”) of CTI BioPharma Corp., a Delaware corporation (the “Company”), to deregister any and all securities, registered but unsold or otherwise unissued as of the date hereof under the Registration Statements:

•

Registration No. 333-266926, filed with the Commission on August 17, 2022, registering (i) shares of common stock of the Company (“Common Stock”), (ii) shares of preferred stock of the Company (“Preferred Stock”), (iii) debt securities, (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or debt securities of one or more series, (v) rights to purchase shares of n, shares of Preferred Stock and/or debt securities of one or more series, and (vi) units representing an interest in one or more shares of Common Stock, shares of Preferred Stock, debt securities, warrants and/or rights in any combination thereof as shall have an aggregate initial offering price not to exceed $200,000,000;

•

Registration No. 333-251161, filed with the Commission on December 7, 2020, registering (i) shares of Common Stock, (ii) shares of Preferred Stock, (iii) debt securities, (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or debt securities of one or more series, (v) rights to purchase shares of Common Stock, shares of Preferred Stock and/or debt securities of one or more series, and (vi) units representing an interest in one or more shares of Common Stock, shares of Preferred Stock, debt securities, warrants and/or rights in any combination thereof as shall have an aggregate initial offering price not to exceed $200,000,000;

•	Registration No. 333-200453, filed with the Commission on November 21, 2014, registering 9,000,000 shares of Common Stock;

•

Registration No. 333-200452, filed with the Commission on November 21, 2014, registering (i) shares of Common Stock, (ii) shares of Preferred Stock, (iii) debt securities, (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or debt securities of one or more series, (v) rights to purchase shares of Common Stock, shares of Preferred Stock and/or debt securities of one or more series, and (vi) units representing an interest in one or more shares of Common Stock, shares of Preferred Stock, debt securities, warrants and/or rights in any combination thereof as shall have an aggregate initial offering price not to exceed $200,000,000;

•	Registration No. 333-192749, filed with the Commission on December 10, 2013, registering 15,673,981 shares of Common Stock;

•	Registration No. 333-192748, filed with the Commission on December 10, 2013, registering 679,040 shares of Common Stock;

•

Registration No. 333-183037, filed with the Commission on August 2, 2012, registering (i) shares of Common Stock, (ii) shares of Preferred Stock, (iii) debt securities, (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or debt securities of one or more series, (v) rights to purchase shares of Common Stock, shares of Preferred Stock and/or debt securities of one or more series, and (vi) units representing an interest in one or more shares of Common Stock, shares of Preferred Stock, debt securities, warrants and/or rights in any combination thereof as shall have an aggregate initial offering price not to exceed $150,000,000;

•	Registration No. 333-182330, filed with the Commission on June 25, 2012, registering 12,605,042 shares of Common Stock;

•

Registration No. 333-177506, filed with the Commission on October 25, 2011, registering (i) shares of Common Stock, (ii) shares of Preferred Stock, (iii) debt securities, (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or debt securities of one or more series, (v) rights to purchase shares of Common Stock, shares of Preferred Stock and/or debt securities of one or more series, and (vi) units representing an interest in one or more shares of Common Stock, shares of Preferred Stock, debt securities, warrants and/or rights in any combination thereof as shall have an aggregate initial offering price not to exceed $100,000,000;

•	Registration No. 333-152171, filed with the Commission on July 7, 2008, registering 6,582,268 shares of Common Stock;

•

Registration No. 333-149982, filed with the Commission on March 31, 2008, registering (i) shares of Common Stock, (ii) shares of Preferred Stock, (iii) debt securities, (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or debt securities of one or more series and (v) units representing an interest in one or more shares of Common Stock, shares of Preferred Stock, debt securities, and/or warrants in any combination thereof as shall have an aggregate initial offering price not to exceed $150,000,000;

•

Registration No. 333-149981, filed with the Commission on March 31, 2008, registering 8,920,205 shares of Common Stock and 5.75% Convertible Senior Notes in an aggregate principal amount of $23,250,000;

•	Registration No. 333-149980, filed with the Commission on March 31, 2008, registering 4,109,847 shares of Common Stock;

•

Registration No. 333-143452, filed with the Commission on June 1, 2007, registering (i) shares of Common Stock, (ii) shares of Preferred Stock, (iii) debt securities, (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or debt securities of one or more series and (v) units representing an interest in one or more shares of Common Stock, shares of Preferred Stock, debt securities, and/or warrants in any combination thereof as shall have an aggregate initial offering price not to exceed $150,000,000;

•	Registration No. 333-138170, filed with the Commission on October 24, 2006, registering 8,670,520 shares of Common Stock;

•	Registration No. 333-134126, filed with the Commission on May 15, 2006, registering 23,266,669 shares of Common Stock and 7.5% Convertible Senior notes in an aggregate principal amount of $33,156,000;

•	Registration No. 333-130004, filed with the Commission on November 30, 2005, registering 9,877,932 shares of Common Stock;

•	Registration No. 333-112681, filed with the Commission on February 11, 2004, registering up to $75,000,000 in aggregate offering price of shares of Common Stock;

•	Registration No. 333-36038, filed with the Commission on May 1, 2000, registering 5,000,000 shares of Common Stock;

•	Registration No. 333-39385, filed with the Commission on November 11, 1997, registering 2,866,847 shares of Common Stock; and

•	Registration No. 333-38431, filed with the Commission on October 22, 1997, registering 345,000 shares of Common Stock.

Pursuant to the Agreement and Plan of Merger, dated as of May 10, 2023 (the “Merger Agreement”), by and among Swedish Orphan Biovitrum AB (publ), a Swedish public limited liability company (“Parent”), Cleopatra Acquisition Corp., a Delaware corporation and a wholly owned, indirect subsidiary of Parent (“Purchaser”), and the Company, Purchaser merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent. The Merger became effective on June 26, 2023, upon the filing of the certificate of merger with the Secretary of State of the State of Delaware.

As a result of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of its securities pursuant to the Registration Statements and, in accordance with undertaking made by the Company in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Visby, Sweden, on June 26, 2023.

CTI BIOPHARMA CORP.

By:	/s/ Henrik Stenqvist
Name: Henrik Stenqvist
Title: Treasurer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.